UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

SPARTACUS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39622	85-2541583
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

6470 E Johns Crossing
Suite 490
Duluth, GA		30097
(Address of principal executive offices)		(Zip Code)

(770) 305-6434

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	TMTSU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	TMTS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	TMTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) issued a statement (the “Staff Statement”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”).” In the Staff Statement, the Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as Spartacus Acquisition Corporation (the “Company”).

The warrant agreement, dated as of October 15, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, governing the Company’s warrants (the “Warrants”) includes a provision that provides for potential changes to the settlement amounts dependent on the characteristics of the holder of the Warrant. Upon review of the Staff Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant, regardless of consideration for probability of occurrence. Based on the management of the Company’s evaluation, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in consultation with the Company’s management concluded that the Warrants are not indexed to the Company’s common stock shares in the manner contemplated by ASC Section 815-40-15 because the characteristics of the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares.

On May 4, 2021, the Audit Committee, based on the recommendation of and after consultation with the Company’s management, concluded that its audited financial statements for the fiscal year ended December 31, 2020 and its audited balance sheet as of October 19, 2020 (collectively, the “Non-Reliance Periods”), as reported in the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2021 and Current Report on Form 8-K filed with the SEC on October 23, 2020, should no longer be relied upon based on the reclassification of the Warrants as described above. Similarly, the related press releases, Report of Independent Registered Public Accounting Firm, dated March 23, 2021, on the financial statements as of December 31, 2020 and for the period from August 10, 2020 (date of inception) through December 31, 2020, and the stockholder communications, investor presentations or other communications describing relevant portions of the Company’s financial statements for the Non-Reliance Periods that need to be restated should no longer be relied upon.

As a result, the Company today is announcing that it will restate its historical financial results for the Non-Reliance Periods, in each case to correctly reflect the change in warrant accounting treatment (the “Restatement”). The Audit Committee and management of the Company have discussed the matters disclosed pursuant to this Item 4.02(a) with its independent registered public accounting firm. The Company will file its Form 10-K/A for the fiscal year ended December 31, 2020 to reflect the Restatement as soon as reasonably practicable after the filing of this Current Report on Form 8-K (this “Current Report”).

Cautionary Statements Regarding Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. These statements are based on current expectations on the date of this Current Report and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2021

SPARTACUS ACQUISITION CORPORATION

By:	/s/ Peter D. Aquino
Name:	Peter D. Aquino
Title:	Chief Executive Officer